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                                  Exhibit 23.2





We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 9, 2003, in the Registration Statement (Form S-2 No. 333-00000) and related Prospectus of Nicholas Financial Inc. and subsidiaries for the registration of 2,760,000 shares of its common stock.


/s/ Ernst & Young LLP
Atlanta, GA
March 1, 2004